UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2011

AEOLUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-50481	56-1953785
(Commission File Number)	(IRS Employer Identification No.)

26361 Crown Valley Parkway, Suite 150
Mission Viejo, California 92691
(Address of Principal Executive Offices, Including Zip Code)

949-481-9825
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

On July 6, 2011, Aeolus Pharmaceuticals, Inc. (the “Company”) dismissed Haskell & White LLP (“Haskell & White”) as its independent registered public accounting firm, upon recommendation and approval of the Audit Committee of the Company’s Board of Directors.

The audit reports issued by Haskell & White for the past two years did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports of Haskell & White on the Company’s financial statements for the fiscal years ended September 30, 2009 and September 30, 2010 each included an explanatory paragraph noting that there was substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended September 30, 2009 and September 30, 2010 and through July 6, 2011, there were no disagreements between the Company and Haskell & White on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Haskell & White, would have caused Haskell & White to make reference thereto in its report on the Company’s financial statements for such years.

No reportable event described in Item 304(a)(1)(v) of Regulation S-K occurred during the Company’s two most recent fiscal years ended September 30, 2009 and September 30, 2010 and through July 6, 2011 other than the material weakness in the Company’s internal controls over financial reporting due to the lack of segregation of duties for the year ended September 30, 2009 and the material weaknesses in the Company’s internal controls over financial reporting due to the lack of segregation of duties and weaknesses in financial reporting and close processes for the year ended September 30, 2010.  As the Company disclosed in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the Securities and Exchange Commission on May 16, 2011, the Company hired additional full-time employee resources for the accounting and finance functions in February 2011, including a Chief Financial Officer and a Controller, thus providing additional personnel resources which can be used to both segregate duties and strengthen the policies and procedures over the financial close and reporting processes.

The Company has provided Haskell & White with a copy of the foregoing disclosures and requested that Haskell & White furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Haskell & White agreed with the above statements. Haskell & White furnished such a letter, dated July 7, 2011, and a copy is attached as Exhibit 16.1.

On July 6, 2011, the Company approved the engagement of Grant Thornton LLP (“Grant Thornton”) to audit the Company’s financial statements as of and for the fiscal year ending September 30, 2011. The Audit Committee of the Company’s Board of Directors determined to engage Grant Thornton on July 6, 2011. The Company expects that its stockholders will be asked at the 2012 annual meeting of stockholders, or pursuant to an action by written consent in lieu of the 2012 annual meeting of stockholders, to ratify the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012.

During the Company’s two most recent fiscal years ended September 30, 2009 and September 30, 2010 and through July 6, 2011, the Company did not consult Grant Thornton with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events as set forth in Item 304(a)(2)(ii) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits.

     (d) Exhibits
          16.1       Letter dated July 7, 2011 from Haskell & White LLP to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2011	AEOLUS PHARMACEUTICALS, INC.

/s/ Russell Skibsted
Russell Skibsted
Senior Vice President & Chief Financial Officer